EXHIBIT 23.2

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770

CONSENT

          I HEREBY CONSENT to the inclusion of my name in connection with the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission as attorney for the Issuer, Sound Revolution Inc. and to the reference to my firm in the "Opinion of Counsel."

          DATED this 14th day of September 2006

Yours truly,

CONRAD C. LYSIAK
Conrad C. Lysiak